UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2023

SPRUCE POWER HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 Lawrence Street, Suite 320 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(866) 903-2399

(Company’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2023, Spruce Power Holding Corporation (the “Company”) entered into a Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”) with Mezzanine Partners III, L.P. (“Mezz Partners”), AP Mezzanine Partners III, L.P. (“AP Mezz Partners”), and SS Offshore, L.P. (“SS Offshore”, and, together with Mezz Partners and AP Mezz Partners, the “Sellers”), and HPS Investment Partners, LLC, a Delaware limited liability company, in its capacity as the Sellers’ Representative, pursuant to which, on the date thereof, the Company acquired 100% of the membership interests in SS Holdings 2017, LLC (“HPS Blocker”), SunStreet Energy Master Tenant Holdings, LLC (“SEMTH”), SunStreet Energy Tenant, LLC (“SET”), and SET Borrower 2022, LLC (the “Borrower” and, together with HPS Blocker, SEMTH and SET, collectively, the “Target Companies”), from the Sellers for approximately $23 million in cash, net of cash acquired, and assumed $125 million in debt, subject to the terms and conditions set forth therein. The Target Companies and their respective subsidiaries own the 20-year use rights and are entitled to receive 100% of the cash flow from more than 22,500 residential rooftop solar systems across 10 states in the U.S. The Purchase Agreement contains customary representations, warranties, covenants and other terms for transactions of a similar nature.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Purchase Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Target Companies or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Target Companies or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The information set forth in Item 2.03 below is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 10, 2022, the Borrower entered into a Credit Agreement (the “Credit Agreement”) with Deutsche Bank AG, New York Branch, as facility agent, Computershare Trust Company, National Association, as collateral agent and as paying agent, and the financial institutions from time to time party thereto as Lenders, that provides for a 3-year term loan facility in an aggregate principal amount of $125,000,000 (the “Term Loan Facility”).

The Term Loan Facility requires quarterly interest payments until June 10, 2024, and thereafter amortized quarterly principal and interest payments with the remaining balance due in a single payment on August 18, 2025. As of March 23, 2023, the Borrower had $125,000,000 of principal outstanding under the Credit Agreement.

Borrowings under the Credit Agreement bear interest at a variable rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York plus a margin of 225.0 from the original closing date through the end of the 12th month after the original closing date, 250.0 basis points from the beginning of the 13th month after the original closing date to the end of the 18th month after the original closing date, 275.0 basis points from the beginning of the 19th month after the original closing date to the end of the 24th month after the original closing date, and 300.0 basis points from and after the beginning of the 25th month after the original closing date.

Borrowings under the Credit Agreement are prepayable at the Borrower’s option in whole or in part without premium or penalty.

The Borrower’s obligations under the Credit Agreement are secured by all of the assets and property of, and equity interest in, the Borrower. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of the Borrower to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of the Borrower’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. The Credit Agreement requires the Borrower to make mandatory prepayments to the extent that outstanding borrowings under the Credit Agreement exceed a borrowing base determined on a quarterly basis. Certain changes of control with respect to the Borrower would constitute an event of default under the Credit Agreement.

The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Document

2.1	Membership Interest Purchase and Sale Agreement, dated as of March 23, 2023, among Spruce Power Holding Corporation, Mezzanine Partners III, L.P., AP Mezzanine Partners III, L.P., and SS Offshore, L.P.
10.1	Credit Agreement, dated as of June 10, 2022, among SET Borrower 2022, LLC, Deutsche Bank AG, New York Branch, as facility agent, Computershare Trust Company, National Association, as collateral agent and as paying agent, and the financial institutions from time to time party thereto as Lenders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: March 29, 2023	By:	/s/ Stacey Constas
	Name:	Stacey Constas
	Title:	General Counsel

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